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                               UNITED STATES

                    SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON D.C. 20549




                                 FORM 8-K



                              CURRENT REPORT
                    Pursuant to Section 13 or 15 (d) of
                    the Securities Exchange Act of 1934



             Date of Report (Date of earliest event reported):
                               June 8, 1994



                                TEXACO INC.
          (Exact name of registrant as specified in its charter)



         Delaware                     1-27                 74-1383447
(State or other jurisdiction     (Commission File       (I.R.S. Employer
 of incorporation)                  Number)           Identification Number)

2000 Westchester Avenue,                                       10650
White Plains, New York                                       (Zip Code)
(Address of principal
 executive offices)



                              (914) 253-4000

           (Registrant's telephone number, including area code)


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Item 5. Other Events
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On June 8, 1994, the Registrant announced that its wholly owned finance subsidiary, Texaco Capital LLC, a limited life company organized under the laws of the Turks and Caicos Islands, British West Indies, was issuing $112.5 million of $25 per share Cumulative Adjustable Rate Monthly Income Preferred Shares, Series B ("Series B MIPS"),in a public offering. The Series B MIPS will pay a variable dividend rate which will be reset quarterly and are callable at par after five years. The dividend rate will be equal to 88 percent of the highest of three U.S. Treasury maturities, three-month, ten-year and thirty-year. The dividend rate for the period from June 15, 1994 to September 30, 1994 will be 6.4 percent per annum. The payment of dividends and payments on liquidation or redemption with respect to the Series B MIPS are guaranteed by Texaco Inc. Dividends on the Series B MIPS will be paid monthly commencing June 30, 1994. The Series B MIPS are issued under a shelf registration statement filed with the U.S. Securities and Exchange Commission in October, 1993. Proceeds from the issuance will be loaned to Texaco Inc.
to be used for working capital, for retirement of debt and for other general corporate purposes. The Series B MIPS will be listed on the New York Stock Exchange (symbol TXCPrB).

The description of the Series B MIPS set forth above is qualified in its entirety by reference to the Certification of Designation of Rights and Preferences of Texaco Capital LLC's Cumulative Adjustable Rate Monthly Income Preferred Shares, Series B, a copy of which is attached hereto as Exhibit 4.1 and made a part hereof.

Item 7. Financial Statement, Pro Forma Financial Information and Exhibits
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(c) Exhibits

      3.1 Memorandum of Association of Texaco Capital LLC as amended to June 10, 1994.

      3.2 Articles of Association of Texaco Capital LLC as amended to June 10, 1994.

      4.1 A copy of the Certification of Designation of Rights and Preferences of Texaco Capital LLC's Cumulative Adjustable Rate Monthly Income Preferred Shares, Series B.

      4.2 A copy of the Payment and Guarantee Agreement of Texaco Inc. dated June 8, 1994.

     12.1 Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends.

     23.1 Consent of Arthur Andersen & Co.

     23.2 Consent of Misick & Stanbrook, Turks and Caicos Islands counsel to Texaco Inc. and Texaco Capital LLC.

     23.3 Consent of Arthur G. Taylor, Associate General Counsel of
          Texaco Inc.

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     23.4 Consent of Sullivan & Cromwell, special United States tax counsel.


     99.1 A copy of the Preferred Stock Loan Agreement between Texaco Inc. and Texaco Capital LLC dated June 8, 1994.

     99.2 A copy of the Common Stock Loan Agreement between Texaco Inc. and Texaco Capital LLC dated June 8, 1994.

     99.3 A copy of the Agreement As To Liabilities between Texaco Inc. and Texaco Capital LLC dated June 8, 1994.

     99.4 A copy of Press Release issued by Texaco Inc. dated June 8, 1994, entitled "Texaco Announces Public Issuance of $112.5 Million in Preferred Shares."










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                                SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.







                                               TEXACO INC.
                                            ---------------------
                                              (Registrant)




                                        By:      R. E. KOCH
                                             ---------------------
                                             (Assistant Secretary)




Date: June 10, 1994